EXHIBIT 99.2

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a director nominee of Capital Product Partners L.P., a Marshall Island’s limited liability partnership in the Registration Statement on Form F-1 of Capital Product Partners L.P. (including the prospectus contained therein), and in all subsequent amendments and post-effective amendments or supplements thereto, filed with the U.S. Securities and Exchange Commission.

Dated: March 7, 2007

Signature:	/s/ Abel Rasterhoff
Abel Rasterhoff